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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10225) pertaining to the 401(k) Savings Account Plan for Employees of the Washington Plate Plant of our report dated June 18, 2004, with respect to the financial statements and schedule of the 401(k) Savings Account Plan for Employees of the Washington Plate Plant included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 24, 2004